FORM OF

PROMISSORY NOTE

$[ ]	[ ], 2014

FOR VALUE RECEIVED, eWellness Healthcare Corporation, a Nevada corporation (referred to herein as “Borrower”) with a business address at 11825 Major Street, Culver City, , CA 90230, hereby unconditionally agrees and promises to pay to the order of [ ] (the “Lender” and/or its successors and assigns (collectively, with the Lender, the “Holder”), at, or such other place as the Holder may from time to time designate, the principal sum of [ ] ($[ ]) DOLLARS (the “Principal Indebtedness”), together with interest on the outstanding Principal Indebtedness evidenced by this Note at the Interest Rate defined herein.

Unless otherwise expressly defined in this Note, all capitalized terms used herein shall have the same meaning as assigned to them in the Securities Purchase Agreement.

a) Principal Indebtedness of the Loan. The entire Principal Indebtedness shall be due and payable on the December 31, 2014 Maturity Date, unless converted as set forth in section (c) below.

b) Interest. Interest shall be payable on the outstanding Principal Indebtedness at the rate of twelve (12%) percent per annum (the “Interest Rate”). Interest at the Interest Rate shall be payable on the Maturity Date, together with the then outstanding Principal Indebtedness on the Maturity Date.

c) Future Security. Upon the close of Borrower’s anticipated private financing (the “New Private Financing”), which is expected to commence no later than ten (10) business days following the date that the Borrower files a Current Report on Form 8-K disclosing the share exchange transaction between the Borrower, eWellness Corporation (“eWellness”), Andreas A. McRobbie-Johnson and eWellness’ shareholders, this Note shall automatically convert into the securities (the “New Securities”) to be issued in New Private Financing upon the same terms as new investors in the New Private Financing.

d) All payments shall be applied first to interest and then to principal. The Borrower may not prepay any amounts contemplated under this Note in full or in part prior to the Maturity Date.

e) This Note is intended to be governed by the laws of the State of Nevada.

f) It is agreed that time is of the essence in the performance of this Note.

g) It is agreed that if this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to enforce its collection, the Borrower shall pay all reasonable costs of collection including reasonable attorneys’ fees.

h) The Borrower hereby waive diligence, presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

i) All agreements between the Holder and the Borrower are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance, loaning or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law.

j) Borrower acknowledges that Holder’s willingness to make the loan represented by this Note is based on the facts represented to Holder by Borrower as set forth in the letter date as of this same date between the parties.

HOLDER AND BORROWER IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST HOLDER OR BORROWER IN RESPECT OF THIS NOTE OR ARISING OUT OF ANY DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THIS NOTE. BORROWER ACKNOWLEDGES THAT THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS PART OF A COMMERCIAL TRANSACTION

IN WITNESS WHEREOF, this Note has been executed by Borrower as of the day and year first set forth above.

eWellness Healthcare Corporation
a Nevada corporation

By:
Name:
Title: